                                                                    EXHIBIT 99.2

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK

                                                CHAPTER 11
      IN RE: TWIN LABORATORIES INC.             CASE NO. 03-15566 (CB)
                    DEBTOR

                         MONTHLY OPERATING STATEMENT FOR
               THE PERIOD SEPTEMBER 4, 2003 TO SEPTEMBER 30, 2003
                    AND FOR THE MONTH ENDED OCTOBER 31, 2003

DEBTOR'S ADDRESS       150 Motor Parkway, Suite 210
                       Hauppauge, New York 11788

DISBURSEMENTS: September 4, 2003 to September 30, 2003 (dollars in
                thousands):                                          $9,458
               Month Ended October 31, 2003 (dollars in thousands): $8,638 (See attached schedule for disbursements by Debtor)

DEBTOR'S ATTORNEY      Weil, Gotshal & Manges LLP
                       767 Fifth Avenue
                       New York, NY 10153
                       Michael P. Kessler, Esq. (MPK 7134)
                       Paul M. Basta, Esq. (PMB 4434)

REPORT PREPARER        Twin Laboratories Inc.

NET LOSS: September 4, 2003 to September 30, 2003 (dollars in
           thousands):                                             $(7,102)
          Month Ended October 31, 2003 (dollars in thousands):     $(3,825)

The undersigned, having reviewed the attached report and being familiar with the Debtor's financial affairs, verifies under penalty of perjury, that the information contained herein is complete, accurate and truthful to the best of my knowledge.

DATE:   November 17, 2003                            /s/ Joseph Sinicropi
                                                     --------------------------
                                                       Joseph Sinicropi, Chief
                                                     Operating Officer and Chief
                                                         Financial Officer

                             TWIN LABORATORIES INC.
                             (DEBTOR-IN-POSSESSION)
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                      FOR THE PERIOD             FOR THE MONTH
                                                                      SEPTEMBER 4 TO                 ENDED
                                                                    SEPTEMBER 30, 2003         OCTOBER 31, 2003
                                                                    ------------------         ----------------
                                                                        (unaudited)               (unaudited)
Net Sales                                                                $  6,091                  $   9,535

Cost of Sales                                                               6,374                      7,421
                                                                         --------                  ---------
Gross Profit                                                                 (283)                     2,114

Operating Expenses                                                          4,272                      4,319
                                                                         --------                  ---------
Loss from Operations                                                       (4,555)                    (2,205)

Interest Expense                                                              190                        377
                                                                         --------                  ---------
Loss before Reorganization Expenses                                        (4,745)                    (2,582)

Reorganization Expenses                                                     2,357                      1,243
                                                                         --------                  ---------

Net Loss                                                                 $ (7,102)                 $  (3,825)
                                                                         ========                  =========

(The accompanying notes are an integral part of these financial statements.)

                             TWIN LABORATORIES INC.
                             (DEBTOR-IN-POSSESSION)
                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                         SEPTEMBER 30, 2003         OCTOBER 31, 2003
                                                                         ------------------         ----------------
                                                                            (unaudited)               (unaudited)
ASSETS
Current Assets:
  Cash and cash equivalents                                                 $        475               $        112
  Accounts receivable, net                                                        14,272                     15,865
  Inventories                                                                     23,918                     22,317
  Prepaid expenses and other current assets                                        5,778                      5,067
                                                                            ------------               ------------
      Total Current Assets                                                        44,443                     43,361

Intercompany Receivables                                                          33,496                     33,517

Property, Plant and Equipment, net                                                28,570                     28,256

Other Assets                                                                       1,964                      1,874
                                                                            ------------               ------------
Total Assets                                                                $    108,473               $    107,008
                                                                            ============               ============

LIABILITIES AND SHAREHOLDER'S DEFICIT
Current Liabilities Not Subject to Compromise:
  Debtor-in-possession facility                                             $     25,527               $     26,727
  Accounts payable                                                                 4,186                      3,900
  Accrued expenses and other current liabilities                                   3,012                      4,297
                                                                            ------------               ------------
      Total Current Liabilities Not Subject to Compromise                         32,725                     34,924

Liabilities Subject to Compromise                                                 79,232                     79,393
                                                                            ------------               ------------
      Total Liabilities                                                          111,957                    114,317
                                                                            ------------               ------------

Shareholder's Deficit:
  Common stock                                                                       253                        253
  Additional paid-in capital                                                     295,552                    295,552
  Accumulated deficit                                                           (299,289)                  (303,114)
                                                                            ------------               ------------
      Total Shareholder's Deficit                                                 (3,484)                    (7,309)
                                                                            ------------               ------------
Total Liabilities and Shareholder's Deficit                                 $    108,473               $    107,008
                                                                            ============               ============

(The accompanying notes are an integral part of these financial statements.)

                             TWIN LABORATORIES INC.
                             (DEBTOR-IN-POSSESSION)
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                              FOR THE PERIOD           FOR THE MONTH
                                                                              SEPTEMBER 4 TO               ENDED
                                                                            SEPTEMBER 30, 2003       OCTOBER 31, 2003
                                                                            ------------------       ----------------
                                                                                (unaudited)             (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss before Reorganization Expenses                                      $     (4,745)            $  (2,582)
  Adjustments to Reconcile Net Loss to Net Cash Provided by (Used
     in) Operating Activities (before reorganization expenses):
     Depreciation and Amortization                                                      371                   398
     Bad Debt Expense                                                                   450                   840
     Provision for Excess and Slow Moving Inventories                                   673                 1,117
     Changes in Operating Assets and Liabilities:
       Accounts receivable                                                            3,641                (2,433)
       Inventories                                                                    1,293                   484
       Prepaid expenses and other current assets                                     (2,753)                  711
       Intercompany receivable                                                          (69)                  (21)
       Accounts payable, accrued expenses and other current
         liabilities                                                                  3,918                 1,160
                                                                               ------------             ---------
  Net Cash Provided by (Used in) Operating Activities
     (before reorganization expenses)                                                 2,779                  (326)
  Reorganization Expenses                                                            (1,233)               (1,243)
                                                                               ------------             ---------
  Net Cash Provided by (Used in) Operating Activities                                 1,546                (1,569)
                                                                               ------------             ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of Property, Plant and Equipment                                          (25)                    -
  (Increase) Decrease in Other Assets                                                    (5)                    6
                                                                               ------------             ---------
  Net Cash (Used in) Provided by Investing Activities                                   (30)                    6
                                                                               ------------             ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net (Repayments) Borrowings under DIP Facility                                     (1,604)                1,200
                                                                               ------------             ---------

Net Change in Cash and Cash Equivalents                                                 (88)                 (363)
Cash and Cash Equivalents at Beginning of Period                                        563                   475
                                                                               ------------             ---------
Cash and Cash Equivalents at End of Period                                     $        475             $     112
                                                                               ============             =========

(The accompanying notes are an integral part of these financial statements.)

                             TWIN LABORATORIES INC.
                             (DEBTOR-IN-POSSESSION)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.   THE COMPANY

     Twin Laboratories Inc. ("Twin") together with its parent company Twinlab Corporation and its wholly-owned subsidiary Twin Laboratories (UK) Ltd. (collectively, the "Debtors" or the "Company") is a leading manufacturer and marketer of brand name nutritional supplements sold through health and natural food stores, national and regional drug store chains, supermarkets, mass merchandise retailers and military post exchanges. The Company develops, manufactures, and sells vitamins, minerals, and specialty supplements, sports nutrition products, and diet and energy products under the "Twinlab," "Fuel," and other brand names; an extensive line of herbal supplements and phytonutrients under the "Nature's Herbs" brand name; and a full line of herbal teas under the "Alvita" brand name.

     The Company emphasizes the development and introduction of high quality, unique nutraceutical products. The Company's premium product quality, broad product line, strong history of new product introductions, and innovations have established Twinlab as a leading and widely recognized name in the industry. The Company targets its products to consumers who utilize nutritional supplements in their daily diet and who demand premium quality ingredients in a broad variety of dosages and delivery methods.

2.   BACKGROUND

     Bankruptcy Filing

     On September 4, 2003 (the "Commencement Date"), the Debtors filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The Case Numbers for the individual Debtors are as follows: Twin Laboratories Inc. 03-15566
     (CB), Twinlab Corporation 03-15564 (CB) and Twin Laboratories (UK) Ltd. 03-15563 (CB). These chapter 11 cases have been consolidated for procedural purposes only and are being jointly administered under Case No. 03-15564
     (CB) pursuant to an order of the Bankruptcy Court. All other wholly-owned subsidiaries of Twin are inactive and are not Debtors in these chapter 11 cases.

     The Debtors remain in possession of their assets and properties and continue to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

     Under the Bankruptcy Code, certain claims against the Debtors in existence prior to the Commencement Date are automatically stayed from collection while the Debtors continue business operations as debtors-in-possession. Those claims are reflected in the financial statements as liabilities subject to compromise. Additional liabilities subject to compromise may arise subsequent to the filing date resulting from rejection of executory contracts, including leases, and from the determination by the Bankruptcy Court (or agreed to by parties in interest) of allowed claims for contingencies and other disputed amounts. The Debtors cannot presently determine or reasonably estimate the ultimate liability that may result from the filing of claims for all contracts that may be rejected. The collection of secured claims against the Debtors assets also are stayed, although the holders of such claims have the right to move the Bankruptcy Court for relief from the automatic stay.

     Asset Purchase Agreement

     On September 4, 2003, the Company also entered into an asset purchase agreement (the "APA") with IdeaSphere, Inc. of Grand Rapids, Michigan pursuant to which the Company will sell substantially all of its assets for $65 million plus the assumption of up to $3.7 million of employee and related liabilities. The terms of the APA require a minimum level of working capital (defined as accounts receivable and inventories) as of the closing date. The sale is being conducted pursuant to section 363 of the Bankruptcy Code and was approved by the Bankruptcy Court on October 30, 2003. The sale is subject to satisfaction of standard and customary conditions, including the receipt of regulatory approvals and is scheduled to close in the next several weeks under the terms of the APA.

     The Debtors do not expect that the holders of the Company's equity will receive any value as a result of the plan to sell substantially all assets of the Company.

3.   BASIS OF PRESENTATION

     As a result of the bankruptcy filing, management determined that the value of Twin's property, plant and equipment became impaired and is required to be written-down to its estimated fair market value in accordance with Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." Management has been unable to complete its calculation of the impairment charge in light of the many foregoing events, and accordingly, the financial statements included herein do not reflect any write-down of property, plant and equipment, which is expected to be a multi-million dollar adjustment. Further, it is likely that the Debtors will propose a Chapter 11 Plan pursuant to its liquidation of assets under the APA.

     Except for the impairment charge and related expected liquidation of substantially all of the Debtors' assets discussed above, these unaudited financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities and commitments in the normal course of business.

     Other than the impairment charge and impact of the expected liquidation discussed above, in the opinion of management, the accompanying unaudited financial statements include all necessary adjustments (consisting of normal recurring accruals but do not include any adjustments relating to the filing of voluntary petitions under Chapter 11 of the Bankruptcy Code) and present fairly the results of operations, cash flows and financial position of Twin for the periods presented. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.

     These unaudited financial statements have also been prepared in accordance with Statement of Position ("SOP") No. 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code." SOP 90-7 provides for segregating pre-petition liabilities that are subject to compromise from post-petition liabilities, identifying all transactions and events that are directly associated with the reorganization of the Debtors and reporting them separately as reorganization items and discontinuing interest accrual on unsecured or undersecured debt.

     The accompanying unaudited financial statements do not include all footnotes and certain financial presentations normally required under accounting principles generally accepted in the United States of America. These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in Twinlab Corporation's Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission.

4.   PREPAID EXPENSES

     Included in prepaid expenses and other current assets as of September 30, 2003 and October 31, 2003 are amounts totaling $1,954,000 and $2,394,000, respectively, representing prepayments for inventory purchases. Such amounts will be classified as inventory for purposes of the working capital adjustment in the APA.

5.   DEBTOR-IN-POSSESSION FINANCING

     On September 25, 2003, the Bankruptcy Court approved a $35 million debtor-in-possession financing ("DIP Facility") among The CIT Group/Business Credit, Inc., as agent for a lender group, and Twin Laboratories Inc., as the borrower, with Twinlab Corporation as the guarantor. The DIP Facility is collateralized by, among other things, a senior lien on substantially all of the Debtors' assets, and a junior lien on certain assets that had previously been subject to a lien by other parties as well as a letter of credit aggregating $15 million provided by certain current and former members of senior management of the Company. The lenders under the DIP Facility have a super-priority claim against the estates of the Debtors. The DIP Facility expires on the earlier of the consummation of the APA or January 10, 2004. Borrowings are subject to certain limitations based on a percentage of eligible accounts receivable and inventories, as defined in the agreement. Borrowings are also limited by a percentage of actual aggregate operating net cash flow (exclusive of reorganization expenses) measured weekly on a rolling four week period against the projected aggregate operating net cash flow (exclusive of reorganization expenses) as set forth in the consolidated cash flow projections and weekly anticipated cash receipts and disbursements delivered by the Company to the lending group (the "Budget"). The DIP Facility restricts the ability to declare or pay dividends, enter into any operating leases or contract for, purchase, make expenditures for, lease pursuant to a capital lease or otherwise incur obligations with respect to capital expenditures unless the obligations thereunder are provided for in the Budget, and certain other expenditures and or encumbrances. The DIP Facility also requires the Company to adhere to a scheduled timeline regarding the sale process of substantially all of the Debtors' assets, which among other things, requires the closing of the sale to be completed by December 10, 2003. Interest is payable monthly in arrears at the Prime Rate (4.0% as of October 31, 2003), plus 2.0% per annum. The Company is required to pay a commitment fee of 0.5% per annum on any unused portion of the DIP Facility.

     The DIP Facility replaced the Company's former revolving credit facility dated as of March 29, 2001 with The CIT Group/Business Credit, Inc., as agent for a lender group. Payments under the DIP Facility to the lenders pay-down pre-petition amounts owed and borrowings under the DIP Facility are deemed to be post-petition liabilities.

6.   LIABILITIES SUBJECT TO COMPROMISE

     Liabilities subject to compromise as of September 30, 2003 and October 31, 2003 are composed of the following (in thousands):

                                                     SEPTEMBER 30, 2003             OCTOBER 31, 2003
                                                     ------------------             ----------------
Accounts Payable Trade                                    $ 20,151                      $ 20,170
Mortgage Payable                                             5,264                         5,264
10 1/4% Senior Subordinated Notes                           41,142                        41,142
Other Debt                                                     269                           269
Accrued Former Employment Costs                              2,483                         2,483
Accrued litigation costs                                     7,059                         7,201
Other Pre-Petition Obligations                               2,864                         2,864
                                                          --------                      --------
Total                                                     $ 79,232                      $ 79,393
                                                          ========                      ========

     Amounts classified as subject to compromise as of September 30, 2003 and October 31, 2003 represent management's best estimate of such liabilities as of the respective dates and are subject to change upon completion of the reconciliation of all claims as well as the finalization of the assumption (and related cure amounts) or rejection of executory contracts.

7.   REORGANIZATION EXPENSES

     Reorganization expenses incurred for the period September 4, 2003 to September 30, 2003 and for the month ended October 31, 2003 consist of the following (in thousands):

                                                        FOR THE PERIOD
                                                      SEPTEMBER 4, 2003 TO          FOR THE MONTH ENDED
                                                       SEPTEMBER 30, 2003             OCTOBER 31, 2003
                                                       ------------------             ----------------
Professional Fees                                         $      533                      $      602
Bank Fees                                                        700                               -
Key Employee Retention Plan                                        -                             641
Write-off of Deferred Financing Costs                          1,124                               -
                                                           ---------                      ----------
Total                                                      $   2,357                      $    1,243
                                                           =========                      ==========

8.   INSURANCE AND TAX PAYMENTS

     a. INSURANCE - All insurance policy premiums due, including those for workers compensation and disability insurance have been paid. Accordingly, all such policies remain in force.

     b. TAXES - All post-petition tax obligations, including but not limited to payroll, real property, income, franchise, and other taxes have been paid to the proper taxing authority when due.

                             TWIN LABORATORIES INC.
                             (DEBTOR-IN-POSSESSION)

                            MONTHLY OPERATING REPORT
                   SCHEDULE OF CASH DISBURSEMENTS AND RECEIPTS
                                 (IN THOUSANDS)

                                                          FOR THE PERIOD              FOR THE MONTH
                                                          SEPTEMBER 4 TO                  ENDED
                                                        SEPTEMBER 30, 2003           OCTOBER 31, 2003
                                                        ------------------           ----------------
Cash Collections                                             $ 9,367                     $ 7,149
                                                             -------                     -------
Cash Disbursements:

  Cost of Sales                                              $ 5,170                     $ 4,335

  Employee Costs *                                             1,568                       1,501

  Freight Costs                                                  709                         459

  Utilities and Rent                                              47                         138

  Advertising & Promotional                                      449                         668

  Debt Service (Interest & Bank Fees)                            747                         160

  Professional Fees-Chapter 11                                     -                         394

  Other                                                          768                         983
                                                             -------                     -------

Total Cash Disbursements                                       9,458                       8,638
                                                             -------                     -------
Net Cash Flow                                                $   (91)                    $(1,489)
                                                             =======                     =======

*Employee costs include payroll, benefits, taxes and reimbursement of business expenses.

                             TWIN LABORATORIES INC.
                             (DEBTOR-IN-POSSESSION)

                            MONTHLY OPERATING REPORT
              SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES COLLECTED,
                            RECEIVED, DUE OR WITHHELD
                                 (IN THOUSANDS)

                                                    FOR THE PERIOD           FOR THE MONTH
                                                    SEPTEMBER 4 TO               ENDED
                                                  SEPTEMBER 30, 2003        OCTOBER 31, 2003
                                                  ------------------        ----------------
Gross Wages and Salaries Paid                            $1,633                   $1,500

Payroll Taxes Withheld                                   $  296                   $  294

Employers Payroll Taxes Incurred                         $   92                   $   89

Gross Sales Subject to Taxes                             $    1                   $    1

Sales Tax Collected or Self-Assessed                     $    1                   $    1

Property Tax Payments Due *                                None                     None

Property Taxes Paid *                                      None                     None

All Other Taxes Paid:

  State Unemployment Taxes                               $    3                   $    3

  Sales and Use Tax                                      $    -                   $    3

  Franchise Taxes - Delaware                             $   23                   $    -

* The Company has accrued property taxes totaling $120 and $132 as of September 30, 2003 and October 31, 2003, respectively. Property taxes totaling $155 are due December 1, 2003.

                             TWIN LABORATORIES INC.
                             (DEBTOR-IN-POSSESSION)

                            MONTHLY OPERATING REPORT
             EMPLOYEE/EMPLOYER FEDERAL INCOME TAX AND FICA TAX PAID
                                 (IN THOUSANDS)

                                                                            FOR THE PERIOD           FOR THE MONTH
                                                                            SEPTEMBER 4 TO               ENDED
                                      DESCRIPTION         DATE PAID       SEPTEMBER 30, 2003       OCTOBER 31, 2003
                                      -----------         ---------       ------------------       ----------------
Internal Revenue Service           Withheld                9/12/03           $        119
Internal Revenue Service           Employer Portion        9/12/03                     46
Internal Revenue Service           Withheld                9/26/03                    119
Internal Revenue Service           Employer Portion        9/26/03                     46
Internal Revenue Service           Withheld               10/10/03                                     $       117
Internal Revenue Service           Employer Portion       10/10/03                                              45
Internal Revenue Service           Withheld               10/24/03                                             119
Internal Revenue Service           Employer Portion       10/24/03                                              44
                                                                             ------------              -----------
Total                                                                        $        330              $       325
                                                                             ============              ===========

                             TWIN LABORATORIES INC.
                             (DEBTOR-IN-POSSESSION)

                            MONTHLY OPERATING REPORT
                PAYMENTS FOR STATE AND LOCAL INCOME TAX WITHHELD
                                (ACTUAL DOLLARS)

                                                                                               TOTAL FOR THE PERIOD
                                                                                                  SEPTEMBER 4 TO
                                               PAID 9/12/03             PAID 9/26/03            SEPTEMBER 30, 2003
                                               ------------             ------------            ------------------
Arkansas                                       $       110              $       144               $       254
Arizona                                                291                      512                       803
California                                             950                      780                     1,730
Colorado                                               175                      196                       371
Georgia                                                695                      665                     1,360
Illinois                                               147                      136                       283
Kansas                                                   0                        0                         0
Massachusetts                                          127                      104                       231
Maryland                                                85                       80                       165
Michigan                                               120                      104                       224
North Carolina                                         311                      306                       617
New Jersey                                             318                      458                       776
New York                                            13,187                   12,889                    26,076
New York City                                           65                       65                       130
Pennsylvania                                           171                      143                       314
Utah                                                11,654                   12,407                    24,061
Virginia                                                67                       74                       141
Wisconsin                                              122                      122                       244
                                               -----------              -----------               -----------
Total                                          $    28,595              $    29,185               $    57,780
                                               ===========              ===========               ===========

                             TWIN LABORATORIES INC.
                             (DEBTOR-IN-POSSESSION)

                            MONTHLY OPERATING REPORT
                PAYMENTS FOR STATE AND LOCAL INCOME TAX WITHHELD
                                (ACTUAL DOLLARS)

                                                                                                 TOTAL FOR THE
                                                                                                  MONTH ENDED
                                              PAID 10/10/03            PAID 10/24/03            OCTOBER 31, 2003
                                              -------------            -------------            ----------------
Arkansas                                       $       114              $       125               $       239
Arizona                                                139                      286                       425
California                                             786                      758                     1,544
Colorado                                               196                      196                       392
Georgia                                                695                      682                     1,377
Illinois                                               147                      136                       283
Kansas                                                   0                       52                        52
Massachusetts                                          127                      104                       231
Maryland                                                85                       80                       165
Michigan                                               120                      104                       224
North Carolina                                         279                      107                       386
New Jersey                                             256                      292                       548
New York                                            12,797                   13,284                    26,081
New York City                                           65                       65                       130
Pennsylvania                                           171                      143                       314
Utah                                                12,379                   12,913                    25,292
Virginia                                                78                       77                       155
Wisconsin                                              122                      122                       244
                                               -----------              -----------               -----------
Total                                          $    28,556              $    29,526               $    58,082
                                               ===========              ===========               ===========

                             TWIN LABORATORIES INC.
                             (DEBTOR-IN-POSSESSION)

                            MONTHLY OPERATING REPORT
                  PAYMENTS FOR EMPLOYER UNEMPLOYMENT INSURANCE
                                (ACTUAL DOLLARS)

                                                                                              TOTAL FOR THE PERIOD
                                                                                                 SEPTEMBER 4 TO
                                               PAID 9/12/03             PAID 9/26/03           SEPTEMBER 30, 2003
                                               ------------             ------------           ------------------
New Jersey                                     $       154              $       142               $       296
Nevada                                                  71                       56                       127
New York                                               177                      275                       452
Utah                                                 1,194                    1,243                     2,437
Washington                                               7                        5                        12
                                               ------------             -------------             -----------
Total                                          $     1,603              $     1,721               $     3,324
                                               ===========              ===========               ===========

                                                                                                 TOTAL FOR THE
                                                                                                  MONTH ENDED
                                              PAID 10/10/03            PAID 10/24/03            OCTOBER 31, 2003
                                              -------------            -------------            ----------------
New Jersey                                     $       166              $       198               $       364
Nevada                                                  71                       56                       127
New York                                               347                      168                       515
Utah                                                 1,162                    1,142                     2,304
Washington                                               7                        5                        12
                                               -----------              -----------               -----------
Total                                          $     1,753              $     1,569               $     3,322
                                               ===========              ===========               ===========

                             TWIN LABORATORIES INC.
                             (DEBTOR-IN-POSSESSION)

                            MONTHLY OPERATING REPORT
                        PAYMENTS FOR SALES AND USE TAXES
                                (ACTUAL DOLLARS)

                                                                FOR THE PERIOD           FOR THE MONTH
                                                                SEPTEMBER 4 TO               ENDED
                          DESCRIPTION          DATE PAID      SEPTEMBER 30, 2003       OCTOBER 31, 2003
                          -----------          ---------      ------------------       ----------------
New York                 Use Tax                9/17/03           $       16
                                                                  ==========
Utah                     Sales/Use Tax         10/30/03                                    $     3,250
                                                                                           ===========

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